Exhibit 4.(c)

CORN PRODUCTS INTERNATIONAL, INC.

RETIREMENT SAVINGS PLAN

FOR MAPLETON HOURLY EMPLOYEES

Effective May 1, 2008

i

Introduction

Corn Products International, Inc. (the “Company”) has adopted the Corn Products International, Inc. Retirement Savings Plan for Mapleton Hourly Employees (the “Plan”) effective May 1, 2008 for the benefit of certain eligible employees located at the Company’s Mapleton facility.

The Plan is intended to qualify as a profit sharing plan within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), with a qualified cash or deferred arrangement described in section 401(k) of the Code, and its related trust is intended to be tax-exempt under section 501(a) of the Code.

Article 1

Definitions

The following words and phrases shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly required by the context:

1.1           “Account” means a Participant’s Account under the Plan, which is composed of the Participant Contribution Account, Deferred Contribution Account, Matching Contribution Account, Profit Sharing Account, Service Award Contribution Account and Rollover Account, maintained for a Participant under the Plan to which are credited the Participant’s share of contributions and earnings and debited the withdrawals and losses thereon.

1.2           “Affiliate” means (i) any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company, (ii) any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to final regulations under section 414(o) of the Code; provided, however, that such corporation, trade or business, organization, or other entity shall be deemed to be an Affiliate only during the period in which the particular relationship existed.

1.3           “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

1.4           “Break in Service” means any period during which an Employee is not employed by an Employer which is not included in a Period of Employment and which is in excess of twelve months.

1.5           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.6           “Committee” means the Committee appointed by the Company to administer the Plan, pursuant to Article 12.

1.7           “Company” means Corn Products International, Inc.

1.8           “Company Stock” means common stock of the Company.

1.9           “Compensation” means an Employee’s wages as identified under Box 1 of Form W-2 (but determined without regard to rules that limit remuneration based on the nature or location of the employment or the services performed), plus elective contributions that are made by an Employer on behalf of the Employee that are not includible in gross income under section 125, 132(f)(4) or 402(e)(3) of the Code; but reduced by all of the following items, even if includible in gross income: amounts received as long-term incentive bonuses, income attributable to the exercise of stock options, reimbursements or other expense allowances (such as car allowances), fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.  For purposes of determining Compensation earned for services performed outside the United States, Compensation shall be imputed at a rate equal to the current base rate of pay in effect for the Participant based on U.S. dollars and what would otherwise be includible in Box 1 of Form W-2.

Notwithstanding the foregoing, an Employee’s Compensation in a Plan Year in excess of (i) with respect to the 2008 Plan Year, $230,000 and (ii) with respect to each subsequent Plan Year, the amount prescribed by section 401(a)(17) of the Code, shall be disregarded for all purposes under the Plan.

For purposes of applying the limitations described in Section 5.1 of the Plan, in the case of a Participant who terminates employment during the Plan Year, Compensation shall include amounts paid after such Participant’s termination of employment if such amounts (i) are paid by the later of 2 ½ months after termination of employment and the end of the Plan Year that includes the date of termination of employment and (ii) are payments of regular compensation for services performed during the Participant’s regular working hours or outside of such working hours (such as overtime), commissions, bonuses, and other similar payments that would have been paid to the Participant prior to a termination of employment if the Participant had continued in employment with the Employer.

1.10         “Deferred Contribution” means a contribution made by an Employer on behalf of a Participant on a before-tax basis, as described in Section 3.3.

1.11         “Deferred Contribution Account” means the account maintained for a Participant to which are allocated the Deferred Contributions made on behalf of such Participant pursuant to Section 3.3 on a before-tax basis, plus earnings and net of any withdrawals or losses.

1.12         “Disabled Participant” means a Participant who is entitled to receive long-term disability benefits under a long-term disability plan maintained by an Employer.

1.13         “Effective Date” means May 1, 2008 (the effective date of this amendment and restatement).  Unless expressly provided to the contrary, the new Effective Date set forth herein shall not affect the prior effectiveness of any provisions of the Plan as set forth in the prior version of the Plan.

1.14         “Eligible Employee” means each Employee of the Company at the Company’s Mapleton Facility who is covered by the collective bargaining agreement between the Company and the Paper, Allied Industrial, Chemical and Energy International Union, Local 6-0507 and International Association of Machinists District No. 8.

1.15         “Employee” means each individual whose relationship with an Employer is, under common law, that of an employee.  Notwithstanding the foregoing, the term “Employee” shall exclude any individual retained by an Employer to perform services for such Employer (for either a definite or indefinite duration) and is characterized thereby as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual’s status under common law or for purposes of federal, state or local tax withholding, employment tax or employment law.

1.16         “Employer” means the Company and any other Affiliate which, with the consent of the Company, elects to participate in this Plan pursuant to Section 13.1.

1.17         “Employer Contribution” means a contribution made by an Employer, other than a Deferred Contribution, to a Participant’s Account pursuant to the terms of the Plan as in effect at the applicable time.

1.18         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.19         “Hour of Employment” means each hour for which an Employee is directly or indirectly compensated by, or entitled to receive compensation from, an Employer including hours for any period during which he or she receives compensation without rendering services such as paid holidays, vacations, sick leave, disability leave, layoff, jury duty, or leave of absence.  For purposes of the preceding sentence, “compensation” shall include any back pay, irrespective of mitigation of damages, either awarded to the Employee or agreed to by an Employer.  In addition, an Employee shall be credited with the number of Hours of Employment that the Committee determines he or she would have completed during any period of qualified military service but for such qualified military service, provided that such Employee returns to active employment with his or her Employer within the period prescribed by USERRA.  The computation of Hours of Employment and the period to which Hours of Employment are to be credited shall be determined under uniform rules adopted by the Committee in accordance with Department of Labor Regulations section 2530.200b-2(b), (c) and (f).

1.20         “Matching Contribution” means a contribution made by an Employer on behalf of a Participant as provided in Section 4.1.

1.21         “Matching Contribution Account” means the account maintained for a Participant to which are allocated the Matching Contributions, if any, made on such Participant’s behalf, plus earnings and net of any withdrawals or losses.

1.22         “Participant” means an Eligible Employee who satisfies the requirements for participation pursuant to Article 2.

1.23         “Participant Contribution” means a contribution made by a Participant on an after-tax basis, as described in Section 3.1.

1.24         “Participant Contribution Account” means the account maintained for a Participant to which are credited the Participant Contributions made by such Participant, plus earnings and net of any withdrawals or losses.

1.25         “Period of Employment” means each period of time during which an Employee is employed by an Employer.  An Employee’s employment shall not be terminated by reason of a leave of absence from active employment granted by his Employer, pursuant to a policy uniformly applied in all similar circumstances, because of (a) military service, attendance at a school or training program at the request of his Employer, government service in a civilian capacity, jury duty, or layoff; or (b) because of disability, provided that if he does not return to active employment with an Employer before the later of (i) the time specified in his leave, or if not specified therein, three years from the inception thereof, or (ii) cessation of his disability, as the case may be, his employment shall be considered terminated as of the earlier of twelve months after the last day of the month in which such leave began and the last day of the month in which such leave of absence terminated.

Maternity or paternity leave shall be deemed to be a Period of Employment where necessary to prevent a Break in Service, either in the Plan Year such leave is begun or the following Plan Year.

An Employee’s absence from Service because of military service shall be considered a leave of absence granted by his Employer and notwithstanding any provision of the first paragraph of this subsection shall not terminate his employment if he returns to active employment with an Employer within thirty days following the period of time during which he has reemployment rights under any applicable federal law.

1.26         “Plan” means the plan as set forth herein and as it may be amended from time to time.

1.27         “Plan Administrator” means the person appointed by the Committee pursuant to Section 12.4 to fulfill the responsibilities relating to the administration of the Plan specified therein.

1.28         “Plan Year” means the 12-month period ending on each December 31.

1.29         “Profit Sharing Account” means the account maintained for a Participant to which are allocated the Profit Sharing Contributions made on behalf of such Participant pursuant to Section 4.2 plus earnings and net of any withdrawals or losses.

1.30         “Profit Sharing Contribution” means a contribution made by an Employer on behalf of a Participant as provided in Section 4.2.

1.31         Qualified Reservist.  An individual who is (i) a member of a reserve component (as defined in 37 U.S.C. § 101) and (ii) ordered or called to active duty, for a period in excess of 179 days or for an indefinite period, after September 11, 2001 and before December 31, 2007.

1.32         “Rollover Account” means the account maintained for a Participant to which are allocated the rollover contributions made by the Participant pursuant to Section 10.1, plus earnings and net of any withdrawals or losses.

1.33         “Service” means, if required by the terms of this Plan or by operation of law to determine participation or vesting of an Employee, the total of his Periods of Employment by an Employer.  Service shall be computed in terms of completed years and completed days (with 365 days being equal to one year).  Any Break in Service of twelve months or less shall be included in an Employee’s Service.

1.34         “Service Award Contribution” means a contribution made by an Employer on behalf of a Participant as provided in Section 4.3.

1.35         “Service Award Contribution Account” means the account maintained for a Participant to which are allocated the Service Award Contributions, if any, made on behalf of such Participant pursuant to Section 4.3 plus earnings and net of any withdrawals or losses.

1.36         “Trust Agreement” means the trust agreement as amended from time to time, between the Company (acting on behalf of the Employers) and the Trustee or Trustees, established for the purpose of funding the benefits under this Plan.

1.37         “Trust Fund” means all such money or other property which shall be held by the Trustee pursuant to the terms of the Trust Agreement.

1.38         “Trustee” means the trustee or trustees acting as such under the Trust Agreement, including any successor or successors.

1.39         “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.40         “Valuation Date” means any date on which the New York Stock Exchange is open for trading.

Article 2

Eligibility And Participation

2.1           Eligibility to Become a Participant.  An Eligible Employee shall be eligible to become a Participant as of his first day of employment at the Company’s Mapleton Facility.

2.2           Election to Commence Participation.  Each Eligible Employee is required to make an election to participate prior to his commencement of participation in the Plan (other than for purposes of the Profit Sharing Contributions described in Section 4.2).  An Eligible Employee’s election to commence participation in the Plan shall become effective on the first day of the first calendar month coincident with or next following the date he has satisfied the eligibility requirements set forth in Section 2.1.  If an Eligible Employee does not properly elect to commence participation as of such date, he may commence his participation on the first day of any subsequent month.

2.3           Cessation of Participation.  An Eligible Employee who becomes a Participant shall remain a Participant until his entire Account balance is distributed to him.

2.4           Leased Employees.  If an individual who performed services as a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account solely for the purposes of (i) determining whether and when such individual is eligible to participate in the Plan under this Article 2, (ii) measuring such individual’s years of Service, and (iii) determining when such individual has retired or otherwise terminated his or her employment for purposes of Article 9 to the same extent it would have been had such service been as an Employee.  This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.

Article 3

Participant Contributions and Deferred Contributions

3.1           Participant Contributions.

(a)           Subject to the limitations prescribed in Article 5, an Eligible Employee may elect to make Participant Contributions under the Plan on an after-tax basis.  Any such election shall be made in the manner prescribed by the Plan Administrator.  Such election shall be effective beginning on the first day of the payroll period which is at least one day following receipt by the Plan Administrator of the Participant’s election or as soon as administratively possible.  The Eligible Employee’s election shall authorize such individual’s Employer to deduct Participant Contributions through regular payroll deductions in the amount specified by the Participant according to the provisions of subsection (b).  An Eligible Employee who is not otherwise a Participant in the Plan shall become a Participant upon making an election to make Participant Contributions as described herein.  No contributions shall be made by a Participant subsequent to the Valuation Date coincident with or immediately preceding the date of his termination of employment.

(b)           A Participant’s Participant Contributions shall be designated by the Participant as a whole percentage not less than 1% nor more than 25% of his Compensation per pay period.  Participant Contributions shall be effected by payroll deductions made each pay period, on an after-tax basis.  In no event shall the total of Participant Contributions under this Section 3.1 and Deferred Contributions under Section 3.3 be more than 25% of the Participant’s Compensation during any period in which contributions are made.

3.2           Changes in and Terminations of Participant Contributions.  The contributions referred to in Section 3.1 shall be entirely voluntary on the part of a Participant.  A Participant may revoke his election to contribute at any time or he may change the rate of his contributions within the percentage limits permitted under Section 3.1 at any time by notifying the Plan Administrator in the manner specified by the Plan Administrator.  A change in the rate of contributions or revocation of an election to contribute becomes effective on the first day of the payroll period which is at least one day following the date on which the Plan Administrator has received notification of such change or as soon as administratively possible.  Participant Contributions shall be suspended during any approved unpaid leave of absence or any other period which is included in determining Hours of Employment under Section 1.20 and for which a Participant does not receive Compensation, other than a leave which has a duration of less than one full payroll period.  Such Participant may contribute under Section 3.1 as soon as administratively possible following the date on which he resumes receiving Compensation.

3.3           Deferred Contributions.

(a)           An Eligible Employee may elect, in the same manner and within the same time periods set forth in Section 3.1 to have his Employer contribute Deferred Contributions on his behalf.

(b)           Subject to the limitations prescribed in Section 3.5 and Article 5, each Employer shall contribute for each pay period on behalf of each of its Participants who has made an election to have Deferred Contributions made on his behalf a whole percentage not less than 1% nor more than 25% of the Participant’s Compensation per pay period, as designated in such election.  The amount of Compensation otherwise payable for the period for which each such contribution is made shall be reduced by the amount of such contribution by means of a payroll deduction each pay period.  In no event shall the total of Participant Contributions under Section 3.1 and Deferred Contributions under this Section 3.3 be more than 25% of the Participant’s Compensation during any period in which such contributions are made.

(c)           Catch-up Contributions.  Each Participant who pursuant to Section 3.3(a) is eligible to make Deferred Contributions for a payroll period and who shall attain age 50 before the close of such Plan Year shall be eligible to have Deferred Contributions made in addition to those described in Section 3.3(a) (“additional Deferred Contributions”) if no other Deferred Contributions to be made pursuant to subsection (a) of this Section may be made to the Plan for such payroll period by reason of the limitations of Section 3.5 or any comparable limitation or, if the Committee shall so determine, the 25% restriction contained in Section 3.3(a) of the Plan.  Such additional Deferred Contributions shall be elected, made, suspended, resumed and credited in a manner similar to that described in Sections 3.3(a) and 3.3(b) and in accordance with and subject to such additional rules and limitations of section 414(v) of the Code and otherwise as the Committee determines.  To the extent such additional Deferred Contributions are not “catch-up contributions” as defined for purposes of section 414(v) of the Code, they shall be taken into account, and to the extent such additional Deferred Contributions are catch-up contributions they shall not be taken into account, for purposes of Section 3.5 or other provisions of the Plan implementing the required limitations of sections 401(k)(3), 401(k)(11), 401(k)(12), 402(g), 404, 410(b), 415 or 416 of the Code, as applicable.

3.4           Changes in and Terminations of Deferred Contributions.  Changes in and termination of Deferred Contributions shall be made at the same time and in the same manner and subject to the same limitations as prescribed for Participant Contributions in Section 3.2.

3.5           Annual Limit on Deferred Contributions.

(a)           Notwithstanding the provisions of Section 3.3, a Participant’s Deferred Contributions made pursuant to such Section for any calendar year shall not exceed the dollar limit prescribed by section 402(g) of the Code (as adjusted for cost-of-living increases in accordance with section 402(g)(5) of the Code) for such calendar year, except to the extent set forth in Section 3.3(c) and section 414(v) of the Code with respect to “catch-up” contributions made pursuant to Section 3.3(c) and section 414(v) of the Code.

(b)           Except to the extent set forth in Section 3.3(c) and section 414(v) of the Code with respect to catch-up contributions described in Section 3.3(c), if for any calendar year the Deferred Contributions to this Plan or the aggregate of Deferred Contributions to this Plan plus amounts contributed under other plans or arrangements described in sections

401(k), 403(b), 408(k) or 408(p) of the Code will exceed the limit imposed by subsection (a) of this Section for the calendar year in which such contributions were made (“excess deferred contributions”), such excess deferred contributions plus any income and minus any loss allocable thereto shall be recharacterized as Participant Contributions made pursuant to Section 3.1(a).  The amount of any income or loss allocable to such excess Deferred Contributions shall be determined pursuant to Treasury Regulation section 1.401(k)-1(f)(4)(ii)(C) and (D).  Notwithstanding the provisions of this paragraph, any such excess deferred contributions that are distributed in accordance with Regulation section 1.402(g)-1(e)(2) or (3) shall not be treated as “annual additions” for purposes of Section 5.1.

Article 4

Employer Contributions

4.1           Matching Contributions.  For each payroll period during a Plan Year an Employer shall contribute to the Plan on behalf of each Participant employed by such Employer (other than a Participant subject to the suspension described in Section 8.1(a)) 100% of the Deferred Contributions or Participant Contributions made by and on behalf of the Participant that together do not exceed 6% of such Participant’s Compensation for such payroll period during a Plan Year.  Any contribution made pursuant to this Section shall be referred to hereinafter as a “Matching Contribution.”  Notwithstanding anything herein to the contrary, no Participant shall be eligible to receive any Matching Contributions with respect to any portion of such Participant’s Catch-Up Contributions made pursuant to Section 3.3(c).

4.2           Profit Sharing Contributions.  In addition, each Employer shall contribute to the Plan on behalf of its Eligible Employees, an amount equal to 1% of the aggregate Compensation for such Plan Year of all Eligible Employees who satisfy the eligibility requirements for an allocation of contributions hereunder for such Plan Year, as described in Section 7.2(d). Any contribution made pursuant to this Section shall be referred to hereinafter as a “Profit Sharing Contribution.”  An Eligible Employee who is not otherwise a Participant in the Plan shall become a Participant upon receiving an allocation of Profit Sharing Contributions as described herein.

4.3           Service Award Contributions.  For each Plan Year, the Company shall make a contribution, as specified below, on behalf of each of its Participants who, in such Plan Year, has completed the number of years of Service specified below.  Such contributions shall be made at any time during or after the end of such Plan Year but in no event later than the due date of the Employer’s federal income tax return for the tax year in which such Plan Year ends:

Years of Service	Amount of Cash Contribution

5	5 times the Employer Average Stock Trading Price
10	10 times the Employer Average Stock Trading Price
15	15 times the Employer Average Stock Trading Price
20	20 times the Employer Average Stock Trading Price
25	25 times the Employer Average Stock Trading Price
30	30 times the Employer Average Stock Trading Price

For each additional 5 years of Service, the Participant shall receive an additional 5 times the Employer Average Stock Trading Price.

For purposes of the foregoing, the “Employer Average Stock Trading Price” shall mean the average of the high and low transaction prices (as reported in the New York Stock Exchange-Composite Transactions) in trading of Company Stock on the “Service Award Calculation Date,” or if such day is not a trading day, the trading day next following such date.  The “Service Award Calculation Date” shall mean the first day of the month in which a Participant completes the number of years of Service required to receive a Service Award Contribution.

Article 5

Statutory Limitations on Benefits

5.1           Maximum Annual Additions Under Section 415 of the Code.  Notwithstanding any other provision of the Plan, the amounts allocated to each Participant’s Account for any Plan Year shall be limited so that the aggregate annual additions for such Plan Year to the Participant’s Account in this Plan and in all other defined contribution plans in which he is a participant shall not exceed the lesser of:

(I)            $40,000 (as adjusted for increases in the cost-of-living pursuant to section 415(d) of the Code) and

(II)           100% of the Participant’s compensation (as defined below).

If as a result of a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of elective deferrals that may be made by a Participant under section 415 of the Code or under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, the annual additions to a Participant’s Account exceeds the limitations set forth above for any Plan Year, the amounts that would otherwise be allocated to such Participant’s Account for such Plan Year under any other defined contribution plans maintained by an Employer shall be reduced until the amount to be allocated to the Participant’s Account under the Plan is not so limited or until the amounts allocated under all such other plans have been reduced to zero, whichever occurs first. If after such reduction has been made the amount to be allocated to a Participant’s Account under the Plan for such year would exceed the limitations set forth in this Section, then the excess allocations shall be corrected in accordance with the Employee Plans Compliance Resolution System of the Internal Revenue Service.  Such excess allocations shall be deemed:

(a)           first, Participant Contributions and corresponding Matching Contributions (if any), plus earnings on such contributions; and

(b)           second, Deferred Contributions and corresponding Matching Contributions (if any) plus earnings on such contributions.

Any Matching Contributions reduced pursuant to subparagraphs(a) and (b) above in which a Participant is not vested shall be forfeited.

The “annual additions” for a Plan Year to a Participant’s Account in this Plan and in any other defined contribution plan is the sum during such Plan Year of—

(i)            the amount of Employer contributions allocated to such Participant’s accounts, excluding, however, any Deferred Contributions that are “catch-up” contributions made pursuant to Section 3.3(c) and section 414(v) of the Code.

(ii)           the amount of forfeitures allocated to such Participant’s accounts,

(iii)          the amount allocated to any individual medical benefit account (as defined in section 415(1) of the Code) maintained on behalf of the Participant, the amount attributable to medical benefits allocated to a post-retirement medical account (as described in section 419(A)(d)(2) of the Code) and mandatory employee contributions (as defined in section 411(c)(2)(C) of the Code) to a defined benefit plan, regardless of whether such plan is subject to the requirements of section 411 of the Code, and

(iv)          the amount of contributions by the Participant to such Plan but excluding any rollover contribution made to such Plan.

For purposes of this Section, the “limitation year” shall be the Plan Year, the terms “compensation,” “defined contribution plan,” and “year of service” shall have the meanings set forth in section 415 of the Code and the Regulations promulgated thereunder, and a Participant’s Employer shall include entities that are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as his Employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with his Employer or such entities.

5.2           Limitations on Contributions for Highly Compensated Employees.

(a)           Actual Deferral Percentage Test Imposed by Section 401(k)(3) of the Code.  Notwithstanding the provisions of Section 3.3, and except as provided in section 414(v) of the Code, if the Deferred Contributions made pursuant to such Section for a Plan Year fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (1) of subsection (d) of this Section shall be made.  Any Deferred Contributions which are “catch-up contributions” described in Section 3.3(c) shall not be considered as Deferred Contributions for purposes of determining whether the tests set forth in such paragraphs (1) and (2) of this subsection are satisfied or for purposes of making any adjustments prescribed in Section 5.2(d)(1).

(1)           The HCE average deferral percentage does not exceed the product of the NHCE average deferral percentage multiplied by 1.25.

(2)           The HCE average deferral percentage (i) does not exceed the NHCE average deferral percentage by more than two percentage points, and (ii) does not exceed two times the NHCE average deferral percentage.

The Committee may elect for any Plan Year to exclude from consideration, for purposes of the actual deferral percentage tests, any Eligible Employee who is not a highly compensated employee and who has either (i) not attained the age of 21 or (ii) not completed a year of Service provided, however, that the group of such excluded Eligible

Employees separately satisfies the minimum coverage test of Section 410(b) of the Code.

(b)           Actual Contribution Percentage Test Imposed by Section 401(m) of the Code.  Notwithstanding the provisions of Sections 3.1 and 4.1, if the aggregate of the Participant Contributions and Matching Contributions pursuant to Sections 3.1 and 4.1, respectively, fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (2) of subsection (d) of this Section shall be made.

(1)           The HCE average contribution percentage does not exceed the product of the NHCE average contribution percentage multiplied by 1.25.

(2)           The HCE average contribution percentage (i) does not exceed the NHCE average contribution percentage by more than two percentage points, and (ii) does not exceed two times the NHCE average contribution percentage.

The Committee may elect for any Plan Year to exclude from consideration, for purposes of the actual contribution percentage tests, any Eligible Employee who is not a highly compensated employee and who has either (i) not attained the age of 21 or (ii) not completed a year of Service, provided, however, that the group of such excluded Eligible Employees separately satisfies the minimum coverage test of Section 410(b) of the Code.

(c)           Definitions and Special Rules.  For purposes of this Section, the following definitions and special rules shall apply:

(1)           The “actual deferral percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (a) of this Section relating to Deferred Contributions.  The actual deferral percentage test shall be satisfied if either of such tests are satisfied.

(2)           The “HCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make Deferred Contributions for such Plan Year and who are highly compensated employees for such Plan Year.  Such percentage shall be equal to the average of the individual ADR’s for each such Eligible Employee for such Plan Year.

(3)           The “NHCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make Deferred Contributions for the prior Plan Year and who were not highly compensated employees for such prior Plan Year.  Such percentage shall be equal to the average of the individual ADR’s for each such Eligible Employee for the prior Plan Year.

(4)           The “actual contribution percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (b) of this Section relating to Participant Contributions and Matching Contributions.  The actual contribution percentage test shall be satisfied if either of such tests are satisfied.

(5)           The “HCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make Participant Contributions for such Plan Year, or are eligible to make Deferred Contributions and share in an allocation of corresponding Matching Contributions (if any) for such Plan Year, and who are highly compensated employees for such Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Employee to the nearest one-hundredth of one percent, of the sum of the Participant Contributions made by such Eligible Employee for such Plan Year (if any) and the Matching Contributions made for the benefit of such Eligible Employee (if any) for such Plan Year and, in the Committee’s sole discretion, to the extent permitted by Regulations, some or all of the Deferred Contributions made during such Plan Year for the benefit of such Eligible Employee (if any), to the total compensation for such Plan Year paid to such Eligible Employee.

(6)           The “NHCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make Participant Contributions for the prior Plan Year, or were eligible to make Deferred Contributions and share in an allocation of corresponding Matching Contributions (if any) for the prior Plan Year, and who were not highly compensated employees for such prior Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the sum of the Participant Contributions made by such Eligible Employee for such Plan Year (if any) and the Matching Contributions made for the benefit of such Eligible Employee for such Plan Year (if any) and, in the Committee’s sole discretion, to the extent permitted by Regulations, some or all of the Deferred Contributions made during such Plan Year for the benefit of such Eligible Employee (if any), to the total compensation for such Plan Year paid to such Eligible Employee.

(7)           A “highly compensated employee” is, for a Plan Year, any Employee who is (a) a 5%-owner (as determined under section 416(i) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) is paid compensation in excess of $105,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(l)(B)(ii) of the Code) from an Employer for the prior Plan Year.  If the Committee so elects for a Plan Year, the Employees taken into account under clause (b) above shall be limited to those Employees who were members of the “top-paid group” (as defined in section 414(q)(3) of the Code) for the preceding Plan Year.  Any such election shall be included in the written records of the Committee.

(8)           The term “compensation” shall have the meaning set forth in section 414(s) of the Code; provided, however, with respect to a nonresident alien who is not a Participant in the Plan, compensation shall not include any amounts paid to such nonresident alien which are (i) excludable from gross income and (ii) not effectively connected with the conduct of a trade or business within the United States.

(9)           If the Plan and one or more other plans of the Employer to which elective deferrals or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section.

(10)         ADR (average deferral ratio) shall mean the ratio calculated to the nearest one-hundredth of one percent, of the Deferred Contributions for the benefit of each Eligible Employee for a Plan Year (if any) to the total compensation for such Plan Year paid to such Employee.

(11)         ACR (actual contribution ratio) shall mean the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Participant Contributions and the Matching Contributions made by or on behalf of each Eligible Employee for a Plan Year (if any) to the total compensation of such Plan Year paid to such Employee.

(d)                                 Adjustments to Comply with Limits.  This subsection sets forth the adjustments and correction methods which shall be used to comply with the actual deferral percentage test under section 401(k)(3) of the Code, and the actual contribution percentage test under section 401(m) of the Code.

(1)                                  Adjustments to Comply with Actual Deferral Percentage Test.  (A)  Adjustment to Deferred Contributions of Highly Compensated Employees.  The Company shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the actual deferral percentage test is satisfied during a Plan Year, and, if it appears to the Company that such test will not be satisfied, the Company shall take such steps as it deems necessary or appropriate to adjust, limit or restrict the Deferred Contributions made pursuant to Section 3.3 for all or a portion of such Plan Year on behalf of some or all of the Participants who are highly compensated employees to the extent necessary in order for the actual deferral percentage test to be satisfied for the Plan Year.  If, as of the end of the Plan Year, the Committee determines that, notwithstanding any adjustments made pursuant to the preceding sentence, neither of the tests set forth in paragraph (1) or (2) of subsection (a) of this Section was satisfied, the Committee shall calculate a total amount by which Deferred Contributions must be reduced in order to satisfy either such test, in the manner prescribed by section 401(k)(8)(B) of the Code (the “excess contributions amount”).  The amount to be returned to each Participant who is a highly compensated employee shall be determined by first reducing the Deferred Contributions of each Participant whose actual dollar amount of Deferred Contributions for such Plan Year is highest until such reduced dollar amount equals the next highest actual dollar amount of Deferred Contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess contributions amount.  If further reductions are necessary, then such Deferred Contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Deferred Contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence.  Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount.

(B)                                Corrective Distributions.  No later than 2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Company shall cause to be distributed to each affected Participant the amount of Deferred Contributions to be returned to such Participant pursuant to subparagraph (1)(A) above, plus any income and minus any loss allocable thereto through the end of such Plan Year, and any corresponding matching contributions related thereto, plus any income and minus any loss allocable thereto, shall be forfeited.  The amount of any income or loss allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to applicable Regulations.  The amount of Deferred Contributions to be distributed to a Member hereunder shall be reduced by any excess Deferred Contributions previously distributed to such Member pursuant to Section 3.5 in order to comply with the limitations of section 402(g) of the Code.  The unadjusted amount of any such reductions so distributed shall be treated as “annual additions” for purposes of Section 5.1 relating to the limitations under section 415 of the Code.

(C)                                Recharacterization.  In lieu of distributing excess Deferred Contributions, plus any income and minus any losses allocable thereto, pursuant to subparagraphs (1)(A) and (B) above, the Committee may, in its sole discretion, treat such excess amounts with respect to all Participants as amounts distributed to such Participants and then contributed by such Participants to the Plan as Participant Contributions. Any amounts may not be so recharacterized as Participant Contributions on behalf of any Participant to the extent that such amount in combination with other Participant Contributions made by the Participant would exceed any stated limit under the Plan on Participant Contributions.   Any such recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such excess Deferred Contributions arose and is deemed to occur on the date that the Participant is informed in writing of the amount recharacterized and the consequences thereof.  Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash if not for the Participant’s election under Section 3.3.

(2)                                  Adjustments to Comply with the Actual Contribution Percentage Test.  (A)  Adjustment to Participant Contributions and Matching Contributions of Highly Compensated Employees.  If, as of the end of the Plan Year, after taking into account the forfeiture of Matching Contributions made on behalf of highly compensated employees pursuant to subparagraph (1)(B) above, the Committee determines that the actual contribution percentage test was not satisfied, the Committee shall calculate a total amount by which Participant Contributions made pursuant to Section 3.1 and Matching Contributions made pursuant to Section 4.1 must be reduced in order to satisfy such test, in the manner prescribed by section 401(m)(6)(B) of the Code (the “excess aggregate contributions amount”).  The amount to be reduced with respect to each Participant who is a highly compensated employee shall be determined by first reducing the Participant Contributions and Matching Contributions for each Participant whose actual dollar amount of Participant Contributions and Matching Contributions for such Plan Year is highest until the such reduced dollar amount equals the next highest actual dollar amount of Participant Contributions and Matching Contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess aggregate contributions amount.  If further reductions are necessary, then such Participant Contributions and Matching Contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Participant Contributions and Matching Contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence.  Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess aggregate contributions amount.  Any reduction prescribed by this subparagraph shall be applied to a Participant’s Participant Contributions first, and shall be applied to his or her Matching Contributions only after reduction of his or her Participant Contributions for such Plan Year to zero.

(B)                                Corrective Distributions.  With respect to the Participant Contributions and, if applicable, Matching Contributions to be reduced on behalf of Participants who are highly compensated employees as described in subparagraph (2)(A) above, the Company shall, no later than 2 1/2 months after the end of the Plan Year, distribute the portion of such Participant Contributions, and if applicable, Matching Contributions, plus any income and minus any loss allocable thereto through the end of such Plan Year in which the Participant would be vested if he had terminated employment on the last day of the Plan Year for which such contributions were made (or earlier if any such Participant actually terminated service at any earlier date), and the portion of such Matching Contributions in which the Participant would not be vested plus any income and minus any losses applicable thereto shall be forfeited. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to applicable Regulations.  The unadjusted amount of any such reductions so distributed shall be treated as “annual additions” for purposes of Section 5.1 relating to the limitations under section 415 of the Code.

(e)                                  Designation of Qualified Nonelective Contributions.  Each Plan Year, the Company may, to the extent permitted by the Secretary of the Treasury, designate an amount of any Employer contributions allocated to Participant accounts on behalf of any group of Participants who are not highly compensated employees to be treated as “qualified nonelective contributions” within the meaning of section 401(m)(4)(C) of the Code for purposes of applying the actual deferral percentage test and the actual contribution percentage test.  Any such Employer contributions designated as qualified nonelective contributions and earnings related thereto shall be accounted for separately by the Trustee and shall be distributable pursuant to the provisions of the Plan concerning distributions of Deferred Contributions (but no earlier than the Participant’s separation from service or death).

5.3                                 Limitation on Contributions.

(a)                                  Deductibility.  Notwithstanding anything contained in the Plan to the contrary, contributions made to the Plan under Section 3.3 and Article 4 for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes on account of such contributions for the fiscal year of the Employer which ends with or within a Plan Year.  Any contribution which is determined by the Internal Revenue Service to be nondeductible by an Employer shall be returned to such Employer within one year following the date on which such deduction is disallowed.

(b)                                 Mistake of Fact.  Any contribution made by an Employer by reason of a good faith mistake of fact shall, upon the request of such Employer, be returned by the Trustee to such Employer.  The Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made.  The amount to be returned to the Employer pursuant to this paragraph shall be the excess of the amount contributed over the amount which would have been contributed had there not been a mistake of fact.  If the return to the Employer of the amount attributable to the mistaken contribution would cause the amount credited to any Participant’s Account as of the date such amount is to be returned (as if such date were a Valuation Date) to be reduced to less than what would have been the amount credited to such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such a reduction.

Article 6

Trust

A Trust shall be created by the execution of a Trust Agreement between the Company (acting on behalf of the Employers) and the Trustee.  All contributions under the Plan shall be made to the Trustee.  The Trustee shall hold all property received by it and invest the income and allocate the losses from all property held by it on behalf of the Participants collectively in accordance with the provisions of the Plan and the Trust Agreement.  The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons (or such qualified plans or individual retirement accounts) and in such amounts as the Committee shall direct in accordance with the Plan.

Article 7

Investment Elections and Allocations to Participants’ Accounts

7.1                                 Separate Accounts and Investment Elections.

(a)                                  Accounts.  The Committee shall establish and maintain, or cause the Trustee or such other agent as the Committee may select to establish and maintain, a separate Account for each Participant.  Such Accounts shall be solely for accounting purposes and no segregation of assets of the Trust among the separate Accounts shall be required.  Each Account shall consist of (a) if a Participant is making or has made Participant Contributions, a Participant Contribution Account, (b) if Deferred Contributions are being made or have been made for a Participant, a Deferred Contribution Account, (c) if Matching Contributions are being made or have been made for a Participant, a Matching Contribution Account, (d) a Profit Sharing Account, (e) if Service Award Contributions are being made or have been made, a Service Award Contribution Account, and (f) if a Participant has made a rollover contribution, a Rollover Account.

(b)                                 Investment Funds.  (1)  In General.  The Committee shall establish and maintain, or shall cause to be established and maintained, three or more investment funds, the type and number of such funds to be determined by the Company, to which all amounts contributed under the Plan shall be credited according to each Participant’s investment elections pursuant to subsection (c) of this Section.  The Trustee shall establish and maintain, or cause to be established or maintained, investment subaccounts with respect to each such investment fund to which amounts contributed under the Plan shall be credited according to each Participant’s investment elections pursuant to subsection (c) of this Section.  All such subaccounts shall be for accounting purposes only, and there shall be no segregation of assets within the investment funds among the separate subaccounts.

(2)                                  Company Stock Fund.  The Committee shall establish or shall cause to be established a Company Stock Fund.  The assets of the Company Stock Fund shall be invested primarily in shares of Company Stock and short-term liquid investments in a commingled money-market fund maintained by the Trustee, to the extent determined by the Trustee to be necessary to satisfy such fund’s cash needs.  Each Participant’s proportional interest in the Company Stock Fund shall be represented by units of participation, each such unit representing a proportionate interest in all the assets of such fund.  In making purchases or sales of shares of Company Stock for the Company Stock Fund, the Trustee shall purchase or sell shares of Company Stock in the manner and in the proportion as prescribed by the Company in accordance with rules adopted for such purpose.  Notwithstanding anything herein to the contrary, any Participant’s investment election relating to the Company Stock Fund shall be effective only to the extent such election complies with the restrictions on transactions in Company Stock contained in the Company’s Insider Trading Policy and applicable law.

(c)                                  Investment Elections.  Each Participant shall make an investment election which shall apply to the investment of his Account balance and any earnings thereon and shall make an election which shall apply to future contributions which will be made to such Participant’s Account pursuant to Sections 3.1, 3.3, 4.1 and 4.2 and to the loan payments made pursuant to Section 8.2(e).  Such election shall specify that such contributions be invested either (i) wholly in one fund maintained pursuant to subsection (b) or (ii) divided among such funds in multiples established by the Committee from time to time.  During any period in which no direction as to the investment of a Participant’s Account is on file with the Committee, contributions made by him or on his behalf to the Plan shall be invested in such manner as the Committee shall determine.

With respect to the allocation of the Participant’s existing Account balances among the available investment funds, a Participant may elect to change his investment election effective as of any Valuation Date.  The Committee may prescribe uniform rules which shall govern the time by which any such election shall be made in order to be effective for a Valuation Date.  A Participant may change his investment elections only once during any one day.

With respect to the investment of future contributions to the Participant’s Account among the available investment funds, a Participant may elect to change his investment election effective as of the date the change is elected.  The Committee may prescribe uniform rules which shall govern the date and time by which any such election shall be made in order to be effective for a calendar month.  Such an election may be made as of any Valuation Date, provided that in the event a Participant makes more than one election with respect to a calendar month, the last such election made by the Participant shall control.

(d)                                 Applicability.  For purposes of this Section, the term “Participant” shall include any beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order on whose behalf an account has been established under this Plan.

7.2                                 Allocation of Contributions and Withdrawals to Accounts.

(a)                                  Allocations of Deferred Contributions.  As soon as administratively feasible, but in no event any later than the 15th business day following the end of the Plan Year, the Committee shall deposit the Deferred Contributions made via payroll reduction during such semi-monthly period with the Trustee.  Such contributions shall be allocated to the Deferred Contribution Account of each Participant on whose behalf such contributions were made as soon as practicable after such date.

(b)                                 Allocations of Participant Contributions.  Twice per calendar month (or at such other frequency prescribed by the Committee), the Committee shall deposit the Participant Contributions made during such semi-monthly period (or other period prescribed by the Committee) with the Trustee.  Such contributions shall be allocated to the Participant Contribution Account of each Participant who made such contributions as soon as practicable after such date.

(c)                                  Allocations of Matching Contributions.  Twice per calendar month, but in no event later than the due date of the Employer’s tax return for the year,  Matching

Contributions made during such month shall be deposited with the Trustee.  Such contributions shall be allocated to the Matching Contribution Account of each Participant for whom such contributions are made as soon as practicable after such date.

(d)                                 Allocations of Profit Sharing Contributions.  As of the end of each calendar month, after the adjustments described in Section 7.3 have been made, the Committee shall allocate the Profit Sharing Contributions made since the preceding calendar month to the Profit Sharing Account of each Participant.  Such Profit Sharing Contributions shall be allocated on a pro-rata basis to each Participant based on each such Participant’s Compensation during such Plan Year.

(e)                                  Allocations of Service Award Contributions.  The Committee may deposit a Participant’s Service Award Contribution with the Trustee at any time during or after the end of the Plan Year for which such contribution is awarded, but in no event later than the due date of the Employer’s federal income tax return for the tax year in which such Plan Year ends.  Such contribution shall be allocated to the Participant’s Service Award Contribution Account as soon as practicable after such date.

(f)                                    Allocations of Rollover Contributions.  As soon as administratively practicable after a Participant delivers a rollover contribution to the Trustee/Recordkeeper, the Trustee/Recordkeeper shall deposit such contribution with the Trustee.  Such contribution shall be allocated to the Participant’s Rollover Account as soon as practicable after such date.  Any such contribution must be accompanied by such information and certifications that the Trustee/Recordkeeper may require.  Notwithstanding the foregoing, the Trustee/Recordkeeper shall not accept a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations.

(g)                                 Allocation of Loan Repayments.  As soon as administratively feasible, but in no event later than the 15th business day following the end of the payroll month, the Committee shall deposit the loan repayments during such semi-monthly period with the Trustee.  Such repayments shall be allocated to the Deferred Contribution Account or Rollover Account, as applicable, of each Participant who made such repayments as soon as practicable after such date.  The Committee shall reduce the Participant’s loan subaccount (as defined in Section 8.2(e)) by the principal portion of such loan repayments.

(h)                                 Allocation of Withdrawals.  As of each Valuation Date, after making the adjustments described in Section 7.3, a Participant’s Account shall be reduced by the amount of any withdrawals or distributions from such Account made after the immediately preceding Valuation Date.

(i)                                     Allocation of Forfeitures.  Forfeitures arising under this Plan pursuant to Section 9.1(b) shall be applied to fund Employer Matching Contributions or pay proper expenses of the Plan during the Plan Year during which, but nor prior to the date on which, such forfeitures occur pursuant to Section 9.1(b).

7.3                                 Valuation of Participants’ Accounts.

(a)                                  Value of Investment Funds.  Except for the Company Stock Fund, as of each Valuation Date, the value of the portion of Participants’ Accounts that is invested in each investment fund shall be determined based upon the number of units invested in each such fund and the net asset value of each such fund, as determined by the Trustee.

(b)                                 Valuation of Portion of Accounts Invested in Company Stock.  As soon as practicable after each Valuation Date, the value of Participants’ Accounts that is invested in Company Stock, including any accumulated cash, shall be determined by the Trustee, taking into account any cash dividends, shares received as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company, or other distributions paid to shareholders of Company Stock, since the preceding Valuation Date.

(c)                                  Value of Total Account.  The valuation of a Participant’s Account as of any Valuation Date shall be the sum of the values of his Participant Contribution Account, Deferred Contribution Account, Matching Contribution Account, Profit Sharing Account, Service Award Contribution Account and Rollover Account.  A Participant’s Account shall be further reduced or increased in such manner as the Committee determines in its discretion to be necessary to provide an equitable allocation of any change in the value of the net worth of the Trust Fund.

7.4                                 Correction of Error.  If it shall come to the attention of the Committee that an error has been made in any of the allocations prescribed by this Plan, appropriate adjustment shall be made to the Accounts of all Participants and Beneficiaries that are affected by such error, except that no adjustment need be made with respect to the Account of any Participant which has been distributed in full prior to the discovery of such error.

Article 8

Withdrawals and Loans

8.1                                 Withdrawals Prior to Termination of Employment.

(a)                                  Withdrawals from Participant Contribution Account.  A Participant who is an Employee may elect to withdraw all or any portion of the balance of his Participant Contribution Account.

If a Participant withdraws any amounts described in clause (iii) of the preceding sentence which were matched by Matching Contributions as described in Section 4.1, the Participant shall be suspended from receiving allocations of Matching Contributions for a period of 6 months from the date such amount is withdrawn.  Notwithstanding the foregoing, in the case of a Participant who makes a withdrawal pursuant to this subsection while on an approved leave of absence, such 6-month suspension shall begin on the date of such withdrawal.

(b)                                 Withdrawals After Age 59 1/2.  Upon attaining age 59 1/2, a Participant who is an Employee may withdraw all or any part of the balances of his Deferred Contribution Account and Rollover Account.  Amounts withdrawn pursuant to this subsection shall be debited first from the Participant’s Rollover Account, and next from the Participant’s Deferred Contribution Account.

(c)                                  Hardship Withdrawals.  A Participant who is an Employee may, prior to attainment of age 59 1/2, withdraw a portion of the balance of the Participant’s Deferred Contribution Account and Service Award Contribution Account, but only on account of a financial hardship.  The minimum amount that may be withdrawn due to financial hardship is the lesser of $500 and the aggregate of the balance of a Participant’s Deferred Contribution Account (excluding any earnings credited to such account), and the documented need for a hardship withdrawal must be at least $500.  No amount may be withdrawn from a Participant’s Matching Contribution Account or Profit Sharing Account under this subsection on account of financial hardship.  No financial hardship withdrawal shall be permitted (1) while any amounts remain in such Participant’s Participant Contribution Account or Rollover Account or (2) if the Participant is currently eligible to borrow from the Plan pursuant to Section 8.2, unless the Participant attests that making loan payments on amounts borrowed from the Plan will cause a financial hardship.

Financial hardship shall be deemed to exist only if the distribution is necessary because of immediate and heavy financial need of the Participant under the following circumstances:

(1)                                  to pay expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) incurred by the Participant or the Participant’s spouse, children, dependents (as defined in section 152 of the Code and without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code ) or primary beneficiary;

(2)                                  to pay costs directly related to the purchase of the Participant’s principal residence (excluding periodic mortgage payments);

(3)                                  to pay tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant or the Participant’s spouse, children, dependents (as defined in section 152 of the Code and without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code ) or primary beneficiary;

(4)                                  to prevent eviction from, or foreclosure on, the Participant’s principal residence; or

(5)                                  to pay for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code and without regard to section 152(d)(1)(B) of the Code) or primary beneficiary; or

(6)                                  to pay expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

For purposes of this Section 8.1(c), the term “primary beneficiary” shall mean any individual who is named as a beneficiary and has an unconditional right to all or a portion of the Participant’s Account balance under the Plan upon the death of the Participant.

For purposes of this subsection, a distribution shall be deemed necessary to satisfy an immediate and heavy financial need only if:

(1)                                  the Trustee/Recordkeeper receives from the Participant a representation that the need cannot be relieved:

(i)                                     by cessation of Deferred Contributions and Participant Contributions under the Plan; or

(ii)                                  by other distributions or nontaxable loans (at the time of the loan) from plans maintained by the Company or any other Employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need, and

(2)                                  the Trustee/Recordkeeper reasonably relies on the accuracy of such representation.  The Trustee/Recordkeeper may rely upon the Participant’s representation unless it has actual knowledge to the contrary.

(3)                                  For purposes of paragraph (1) above, a need cannot reasonably be relieved by one of the actions listed therein if the effect would be to increase the amount of the need.

In no event may the amount withdrawn pursuant to this subsection (c) exceed the amount of the Participant’s Deferred Contributions not previously withdrawn.  The Trustee/Recordkeeper shall determine whether the criteria for hardship withdrawal have been satisfied and has the right to refuse a hardship withdrawal request if it finds that such criteria have not been satisfied.

Notwithstanding any provision of the Plan to the contrary, a Participant who receives a hardship distribution hereunder shall be prohibited from making any Deferred Contributions under Section 3.3 until the first payroll period commencing coincident with or next following the date which is six months after the date the hardship distribution was processed (or such earlier date as may be permitted by applicable Regulations).  Such Participants may elect to resume making Deferred Contributions in accordance with the procedures set forth in Section 3.3.

(d)                                 Rollover Withdrawals.  While an Employee, a Participant may at any time withdraw all or any portion of the balance of his Rollover Account.

(e)                                  Qualified Reservist Withdrawals.  A Participant who is a Qualified Reservist may, subject to subsection (g) of this Section, make a request while on active duty as a Qualified Reservist, by instructions at the time and in the manner prescribed by the Committee, to withdraw any portion not attributable to outstanding loans of the balance of the Participant’s Participant Contribution Account.  For a period of two years after the end of the active duty period, the Participant may repay the withdrawal by making contributions outside of the Plan to an individual retirement account (within the meaning of section 408 of the Code) in accordance with section 72(t)(2)(G) of the Code.

(f)                                    Miscellaneous Rules Relating to Withdrawals.  A Participant may request a withdrawal pursuant to this Section in the manner prescribed by the Committee; provided that a Participant may make only one such withdrawal during any six consecutive month period.  For purposes of determining the balance of a Participant’s Accounts under the Plan for purposes of this Section, such balances shall be valued as of the date the Participant’s request has been approved for processing by the Trustee/Recordkeeper.  All withdrawals under this Section shall be paid in cash.  For purposes of this subsection, the value of a Participant’s Accounts shall be determined by excluding the portion credited to the Participant’s loan subaccount under Section 8.2(e), if any.  In addition, such withdrawal shall be prorated among the Participant’s investment funds.  Notwithstanding anything herein to the contrary, any withdrawals under Section 8.1 may be made from the portion of the Participant’s Account invested in the Company Stock Fund only in accordance with the restrictions on transactions in Company Stock contained in the Company’s Insider Trading Policy and applicable law.

8.2                                 Loans to Participants.

(a)                                  Making of Loans.  Subject to the restrictions set forth in this Section, the Committee shall establish a loan program whereby any Participant who is an Employee may request to borrow funds from the Plan.  The principal balance of such loan shall be not less than $1,000 and shall not exceed the lesser of (1) 50% of the aggregate of the Participant’s vested Account balance under the Plan as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and (2) $50,000, reduced by the excess, if any, of the highest outstanding loan balance of the Participant under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made and ending on the date such loan is to be made over the outstanding balance of loans from all such plans on the date on which such loan was made.

(b)                                 Restrictions.  No Participant may have more than two loans outstanding at any time.  Amounts equal to any such loan (or loans, as the case may be) shall be debited first from the Participant’s Deferred Contribution Account to the extent thereof, then from his Rollover Account, if any, to the extent thereof, next from contributions to his Participant Contribution Account and which have been matched by Matching Contributions, then from his Matching Contribution Account to the extent thereof, then from his Profit Sharing Account, to the extent thereof, and then from his Service Award Contribution Account, to the extent thereof.  Such amounts shall be debited from the investment fund or funds as the Committee shall, in its sole discretion, determine; provided, however, that amounts may be debited from the portion of a Participant’s Account invested in the Company Stock Fund only in accordance with the restrictions on transactions in Company Stock contained in the Company’s Insider Trading Policy and applicable law.  Any loan approved by the Committee pursuant to the preceding paragraph (a) shall be made only upon the following terms and conditions:

(1)                                  The period for repayment of the loan shall be determined by the Participant, but such period shall not exceed five years from the date of the loan; provided, however, that if the purpose of the loan, as determined by the Committee, is to acquire any dwelling unit that within a reasonable period of time is to be used as the principal residence of the Participant, then such period for repayment shall not exceed fifteen years.  Such loan may be prepaid, without penalty, by delivery to the Trustee/Recordkeeper of cash in an amount equal to the entire unpaid balance of such loan.  Any loan is due in full upon termination of employment.

(2)                                  No loan shall be made unless the Participant consents to have such loan repaid in substantially equal installments deducted from the regular payments of the Participant’s compensation during the term of the loan.  Notwithstanding the foregoing, loan repayments under this Plan may be suspended with respect to a Participant in military service to the extent required by USERRA and in accordance with section 414(u)(4) of the Code.

(3)                                  Each loan shall be evidenced by the Participant’s collateral promissory note for the amount of the loan, with interest, payable to the order of the Trustee, and shall be secured by an assignment of a portion of the

Participant’s vested benefit under the Plan equal to the initial principal amount of such loan and such other collateral as may be required by the Committee.

(4)                                  Each loan shall bear a fixed interest rate which shall be equal to the prime rate on the last Valuation Date of the month preceding the date the loan is applied for as published in the Wall Street Journal on the business day following such Valuation Date, plus 1%.

(5)                                  Each Participant requesting a loan shall, as a condition of receiving such loan, pay such reasonable loan processing fee as shall be set from time to time by the Committee.  To the extent permitted by the Committee, such fee may be paid from the loan proceeds.

(6)                                  The Committee may, in its sole discretion, restrict the amount to be disbursed pursuant to any loan request to the extent it deems necessary to take into account any fluctuations in the value of a Participant’s Accounts since the date on which the Participant filed a request for a loan.

(7)                                  The Committee may, in its sole discretion, cause a charge as an expense to the Accounts of any Participant receiving a loan any reasonable administrative fee for processing or annual maintenance of such loan.

(c)                                  Loan Default.  In the event a Participant defaults on a Plan loan, the entire unpaid balance of the loan shall become due and payable immediately.  The Committee may declare a loan to be in default if any of the following events occur:

(1)                                  the termination of his employment with his Employer for any reason (including death);

(2)                                  the Participant becoming a Disabled Participant;

(3)                                  failure of the Participant to make any payment of principal or interest on the loan on or before the date such payment is due;

(4)                                  the Participant’s net paycheck (after all other payroll deductions) decreases to an amount lower than his payroll deduction loan repayment amount;

(5)                                  failure of the Participant to perform or observe any of his covenants, duties or agreements under the promissory note executed by the Participant with respect to the loan;

(6)                                  receipt by the Plan of opinion of counsel to the effect that (1) the Plan will, or could, lose its status as a qualified plan under section 401 (a) of the Code unless the loan is repaid or (2) the loan violates, or may violate, any provision of ERISA;

(7)                                  any portion of the Participant’s Account that is not in excess of the amount that has been pledged as security for the loan becomes payable from the

Plan to the Participant, to any beneficiary of the Participant, or to any “alternate payee” of the Participant pursuant to any qualified domestic relations order (as defined in section 414(p) of the Code); or

(8)                                  the Participant makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or becomes a subject of any wage earner plan under the federal Bankruptcy Code or under any applicable state insolvency law, or there is commenced against the Participant any bankruptcy, insolvency, or other similar proceeding which remains undismissed for a period of 60 days (or the Participant by an act indicates his consent to, approval of, or acquiescence in any such proceeding).

Notwithstanding the foregoing, loan repayments may be suspended for (i) any period during which a Participant takes an authorized unpaid sick leave from his Employer and (ii) any period of a Participant’s unpaid authorized leave of absence, but in no event for a period exceeding one year.  A default shall occur upon the Participant’s resumption of active employment unless the Participant pays all outstanding amounts in arrears upon such resumption, or upon the expiration of such one-year period, if earlier.

In the event a default on a Participant loan occurs and the Participant does not pay the entire unpaid balance of the loan (with accrued unpaid interest) within five business days after the date the default occurs, the Participant’s vested interest under the Plan that has been pledged as security for repayment of the Plan loan shall be applied immediately, to the extent required, to pay the entire unpaid balance of the loan (and all accrued unpaid interest thereon); provided, however, that in the case of a default described in subparagraph (7) above, the Plan may distribute the Participant’s promissory note to the Participant (or if the Participant has died, to his beneficiary) in full satisfaction of the Plan’s liability to the Participant (or if the Participant has died, to his beneficiary) with respect to that portion of the Participant’s vested Account equal to the outstanding loan amount (including accrued unpaid interest). Notwithstanding the foregoing, no portion of the Participant’s Account consisting of, or attributable to, the Participant’s elective deferrals (as defined in section 402(g) of the Code) shall be applied to pay an outstanding loan before the date the Participant terminates employment or, if earlier, attains age 59 1/2.

Failure by the Committee to enforce strictly Plan rights with respect to a default on a Plan loan shall not constitute a waiver of such rights.

(d)                                 Applicability.  The provisions of this Section 8.2 shall apply to any person who is a Participant but who is not an Employee and any beneficiary of a deceased Participant if such Participant or beneficiary is a “party in interest” as defined in section 3(14) of ERISA.  The grant of a loan pursuant to this Section 8.2 and the terms and conditions thereof shall apply to any such Participant or beneficiary in the same manner as to a Participant who is an Employee, except that the requirements of Section 8.2(b)(2) shall be met with respect to each such Participant and beneficiary if such Participant or beneficiary consents to have such loan repaid in substantially equal installments as determined by the Committee, but not less frequently than quarterly.

(e)                                  Loan Subaccount.  The Committee shall cause to be maintained a loan subaccount for the receipt of amounts debited from a Participant’s accounts attributable to any loan made pursuant to this Section 8.2.  Appropriate accounting entries reflecting such transfers shall be concurrent with the disbursement to the Participant of amounts borrowed.  A repayment of interest or principal received in respect of amounts borrowed by a Participant shall be credited to the loan subaccount of such Participant as soon as practicable after the Valuation Date coinciding with or next following the date on which such payment is made.  Such repayments shall be credited to the Participant’s Deferred Contribution Account, Rollover Account, Profit Sharing Account, Service Award Contribution Account and Matching Contribution Account in the same proportion as such accounts were charged with the loan.  Repayments so allocated to a Participant shall then be allocated among such Participant’s investment fund subaccounts in accordance with such Participant’s investment direction in effect at the time that such repayments are credited to the Participant’s Accounts.

Article 9

Distributions Upon Termination of Employment

9.1                                 Entitlement to Distribution Upon Termination of Employment.  (a)  Vesting.  A Participant or his designated beneficiary, as the case may be, shall be entitled to receive his or her entire Account balance as soon as administratively practicable following the date on which the Participant’s termination of employment occurs if the Participant terminates employment after completing at least three years of Service, on account of death, after attainment of age 65 or if such Participant becomes a Disabled Participant.  If a Participant terminates employment for any other reason before completing three years of Service, the balance of such Participant’s Matching Contribution Account and Profit Sharing Account shall be forfeited as described in subsection (b) below.  A Participant is always fully vested in the balance of such Participant’s Participant Contribution Account, Deferred Contribution Account, Service Award Contribution and Rollover Account (if any).

(b)                                 Forfeitures.  If upon a Participant’s termination of employment the Participant is not vested in his Matching Contribution Account and Profit Sharing Account as described in subsection (a) above, the balances of such Accounts shall be charged to such Accounts and shall be forfeited on the date that is the earlier of (i) in the case of a Participant who takes a distribution of the vested portion of the Participant’s interest in the Trust Fund as provided in Section 9.2, the date of such distribution and (ii) the date as of which the Participant incurs 5 consecutive Break in Service Years.  Such forfeitures shall be applied as provided in Section 7.2(i) after such date.  If such Participant is reemployed prior to taking a distribution and prior to incurring 5 consecutive Break in Service Years, such balances shall not be forfeited and the distribution of such balances, along with any subsequent amounts consisting of allocations of contributions credited to such Accounts and changes in investment value as determined pursuant to Article 7, shall be paid pursuant to this Article 9 upon the Participant’s subsequent termination of employment.  If upon his or her termination of employment any such Participant received a lump-sum distribution pursuant to section 9.2 and is reemployed prior to incurring 5 consecutive Break in Service Years, then he or she shall have the right to pay to the Trustee by the fifth anniversary of the Participant’s date of reemployment an amount equal to such distribution.  If the Participant makes such a payment, then the previously forfeited balances of his Matching Contribution Account and Profit Sharing Account shall be restored, and the distribution of such balances, along with any subsequent amounts consisting of allocations of contributions credited to such Accounts and changes in investment value as determined pursuant to Article 7, shall be paid pursuant to this Article 9 upon the Participant’s subsequent termination of employment.  If pursuant to this paragraph the forfeited portion of a Participant’s Matching Contribution Account or Profit Sharing Account is to be restored, the amount restored shall be obtained from the total amount of forfeitures held under this Plan. If the aggregate amount to be so restored to the Accounts of Participants who are employees of a particular Employer exceeds the amount of such forfeitures, such Employer shall make a contribution in an amount equal to such excess.

9.2                                 Form of Distribution. Any distribution to which a Participant or beneficiary becomes entitled upon termination of employment shall be distributed by the Trustee upon the approval performed by the Trustee/Recordkeeper based upon a Participant’s or beneficiary’s termination of employment information provided to the Trustee/Recordkeeper by the Company by payment in a single lump sum in cash.  Notwithstanding the preceding sentence, a Participant or beneficiary, as the case may be, may elect to receive distribution of the portion of such Participant’s Account that is invested in Company Stock in the form of whole shares of Company Stock with cash in lieu of fractional shares.  Any distribution made to a Participant or beneficiary of cash and/or Company Stock may be delivered to such Participant or beneficiary, if elected, via electronic delivery.

9.3                                 Time of Distribution.  Any distribution to which a Participant or his beneficiary becomes entitled upon termination of employment shall be made as soon as administratively practicable following the date elected by the Participant or the Participant’s designated beneficiary, as the case may be, provided, however, that:

(a)                                  subject to Section 10.2, if a Participant fails to make any election, the Participant’s Account shall be distributed in a single lump sum cash payment no later than 60 days after the end of the Plan Year in which the Participant attains age 65 (or terminates employment, if later); provided that, the Participant may make an affirmative election to defer distribution to a later date, but in no event later than April 1 of the calendar year following the calendar year in which the Participant’s attains age 70 1/2;

(b)                                 distributions to a Participant’s beneficiary on account of the Participant’s death shall be made no later than December 31 of the calendar year in which occurs the fifth anniversary of the Participant’s death;

(c)                                  with respect to a Participant who continues in employment after attaining age 70 1/2, distribution of the Participant’s Account balance shall commence no later than the Participant’s required beginning date.  For purposes of this paragraph, the term “required beginning date” shall mean (i) with respect to a Participant who is a 5%-owner (within the meaning of section 416(i) of the Code) in the calendar year in which he attains age 70 1/2, April 1 of the calendar year following the calendar year in which the Participant attains age 70½ and (ii) with respect to any other Participant, April 1 of the calendar year following the calendar year in which the Participant retires.  Notwithstanding the foregoing, to the extent required by the Secretary of the Treasury, a Participant who is not a 5%-owner shall be permitted to elect that distributions commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.  All distributions shall be made in accordance with section 401(a)(9) of the Code, including the incidental death benefit requirement of section 401(a)(9)(G), and the regulations promulgated by the U.S. Treasury Department thereunder, and any Plan provisions reflecting the requirements of section 401(a)(9) of the Code shall override any distribution option in the Plan which is inconsistent with section 401(a)(9) of the Code.

9.4                                 Valuation of Accounts.  For purposes of determining the value of a Participant’s Account balance under the Plan for purposes of this Article, the Participant’s Account balance shall be valued as of the date the distribution is approved by the Trustee/Recordkeeper.

Article 10

Special Participation and Distribution Rules

(a)           Direct Rollover Option.  (1)  In the case of any distribution (including any withdrawal) that is an “eligible rollover distribution” within the meaning of section 402(c)(4) of the Code, a distributee may elect that all or any portion of such distribution to which he is entitled shall be directly transferred from the Plan to (i) an individual retirement account or annuity described in section 408(a) or (b) or 408A of the Code, (ii) to this Plan or another employer’s retirement plan qualified under section 401(a) of the Code (the terms of which permit the acceptance of rollover distributions), (iii) to an annuity plan described in section 403(a) of the Code, (iv) an annuity contract described in section 403(b) of the Code or (v) to an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; provided, however, that in the case of any eligible rollover distribution that includes any non-taxable distributions, a distributee may elect to transfer the nontaxable portion of such eligible rollover distribution only to any individual retirement account or annuity described in section 408 (a) or (b) or 408A of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(b) of the Code that agrees to account separately for amounts directly transferred into such plan from this Plan, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Notwithstanding the foregoing, a distributee shall not be entitled to elect to have an eligible rollover distribution transferred pursuant to this subsection if the total of all eligible rollover distributions with respect to such distributee for the Plan Year is not reasonably expected to equal at least $200, or in the case of a partial direct rollover, the portion so rolled over equals at least $500.  A “distributee” includes an Employee or former Employee, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.  The term “distributee” shall also include the non-spouse beneficiary of a Participant; provided, however, that a non-spouse beneficiary is permitted to elect to have an eligible rollover distribution transferred directly from the Plan only to an individual retirement account or annuity described in section 408 or 408A of the Code.

Notwithstanding anything herein to the contrary, a distributee may make a direct rollover distribution to a Roth individual retirement account described in section 408A(e) of the Code if such distribution meets the requirements of (i) section 402(c) of the Code and (ii) effective only for distributions made after May 1, 2008 and before January 1, 2010, section 408A(c)(8)(B) of the Code (i.e., for the taxable year of the distribution, the Employee’s adjusted gross income does not exceed $100,000 and the Employee is a not a married individual filing a separate income tax return).

(b)           Notwithstanding the foregoing, no amount that is distributed on account of hardship shall be an eligible rollover distribution, and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

10.2         Distribution of Small Account Balances.  If the balance of the Participant’s Account to be distributed under this Section does not exceed $5,000 (or such other amount prescribed by section 411(a)(11) of the Code) (such amount referred to herein as the “small benefit amount”), such balance shall be distributed as soon as administratively practicable after the end of the calendar quarter in which the Participant’s termination of employment occurs (or such other time prescribed by the Committee) in a single lump sum cash payment.  For purposes of determining whether a Participant’s Account exceeds $5,000, the value of the Participant’s Account shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions and earnings thereon.  In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 10.2, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with this Section 10.2, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

10.3         Designation of Beneficiary.  Each Participant shall have the right to designate a beneficiary or beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to which the Participant is entitled upon his death pursuant to Section 9.1, provided, however, that no such designation (or change thereof) shall be effective if the Participant was married throughout the one-year period ending on the date of the Participant’s death unless such designation (or change thereof) was consented to at the time of such designation (or change thereof) by the person who was the Participant’s spouse during such period, in writing, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Committee that such consent could not be obtained because the Participant’s spouse cannot be located or such other circumstances as may be prescribed in Regulations. Subject to the preceding sentence, a Participant may from time to time, without the consent of any beneficiary, change or cancel any such designation.  Such designation and each change therein shall be made in the form prescribed by the Committee and shall be filed with the Committee.  If (i) no beneficiary has been named by a deceased Participant, (ii) such designation is not effective pursuant to the proviso contained in the first sentence of this Section, or (iii) the designated beneficiary has predeceased the Participant, any undistributed balance, of the deceased Participant’s Account shall be distributed by the Trustee at the direction of the Committee:

(a)           to the surviving spouse of such deceased Participant, if any, or

(b)           if there is no surviving spouse, to the surviving children of such deceased Participant, if any, in equal shares, or

(c)           if there is no surviving spouse and there are no surviving children, to the person or persons entitled to benefits under any group term life insurance plan maintained by the Participant’s Employer on account of the Participant’s death, in the shares prescribed by such plan, if any, or

(d)           if there is no surviving spouse, there are no surviving children and there are no benefits payable under any such group term life insurance plan, to the Participant’s estate.

The marriage of a Participant shall be deemed to revoke any prior designation of a beneficiary made by him and a divorce shall be deemed to revoke any prior designation of the Participant’s divorced spouse if written evidence of such marriage or divorce shall be received by the Committee before distribution of the Participant’s Account balance has been made in accordance with such designation.  If within a period of three years following the death or other termination of employment of any Participant the Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this Article 10, the rights of such person or persons shall be forfeited, provided, however, that the Plan shall reinstate and pay to such person or persons the amount of the benefits so forfeited upon a claim for such benefits made by such person or persons.  The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to this Section 10.3 during the Plan Year that the claim for such forfeited benefit is made.  If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Employee the claim for forfeited benefit is made shall make a contribution in an amount equal to the remainder of such excess.  Any such contribution shall be made without regard to whether or not the limitations set forth in Section 5.3 will be exceeded by such contribution.

If there is doubt as to the right of any beneficiary to receive any amount, the Trustee on instructions of the Plan Administrator may retain such amount until the rights thereto are determined, or it may pay such amount into any court of appropriate jurisdiction, and none of the Plan Administrator, the Committee, the Trustee, the Company or any Employer shall be liable for any interest on such amount or shall be under any other liability to any person in respect of such amount.

10.4         Distributions to Minor or Disabled Beneficiaries.  Any distribution which is payable to a person who is a minor or to a person who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency may be made to or for the benefit of any such person in such of the following ways as the Committee shall direct:

(a)           directly to any such minor if, in the opinion of the Committee, he is able to manage his affairs,

(b)           to the legal representative of any such person,

(c)           to a custodian under a Uniform Gifts to Minors Act for any such minor, or

(d)           to some near relative of any such person to be used for the latter’s benefit.

Neither the Committee nor the Trustee shall be required to review the application by any third party of any distribution made to or for the benefit of a person pursuant to this Section.

10.5         Non-Assignability.

(a)           In General.  It is a condition of the Plan, and all rights of each Participant and beneficiary shall be subject thereto, that no right or interest of any Participant or beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or beneficiary, including claims for alimony or the support of any spouse, except as provided below.

(b)           Exception for Qualified Domestic Relations Orders.  Notwithstanding any provision of the Plan to the contrary, if the Plan Administrator shall receive any written judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant’s Account to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a “domestic relations order”), the Plan Administrator shall arrange to determine whether such order constitutes a “qualified domestic relations order,” as defined in section 414(p) of the Code and section 206(d)(3) of ERISA. If the order is determined to be a qualified domestic relations order, all or a portion of the Participant’s Account, as specified in the order, shall be assigned to the person or persons named therein, and shall be payable in accordance with the terms of such order.

The manner in which all or any portion of a Participant’s Account under the Plan may be assigned and paid to any other person pursuant to the terms of a domestic relations order (“DRO”) shall be governed by procedures adopted by the Plan Administrator for this purpose, section 414(p) of the Code, section 206(d)(3) of ERISA and Regulations issued thereunder.  Such procedures shall provide that payments under a domestic relations order applicable to a Participant’s Account under the Plan may commence as soon as administratively practicable after such order is determined by the Plan Administrator (or its delegate) to constitute a “qualified domestic relations order” (“QDRO”) under section 414(p) of the Code and section 206(d)(3) of ERISA, if the terms of the order so provide.  A DRO shall not fail to be a QDRO solely because of the time at which it is issued or because it is issued after or revises another DRO or QDRO.

(c)           Notwithstanding anything herein to the contrary, however, a Participant’s benefit in the Plan may be reduced to satisfy liabilities of the Participant to the Plan due to (i) the Participant being convicted of committing a crime involving the Plan, (ii) a civil judgment (or consent order or decree) entered by a court in an action brought in connection with a violation of the fiduciary provisions of ERISA, or (iii) a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation of the fiduciary provisions. Any such reduction shall be consistent with the provisions of Sections 401(a)(13)(C) and (D) of the Code in all respects, including the provisions regarding the Participant’s spouse.

10.6         Reemployment of Veterans.  The provisions of this Section shall apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Eligible Employee’s completion of a period of qualified military service (as defined in section 414(u)(5) of the Code).  The provisions of this section are intended to provide such Eligible Employees with the rights required by USERRA and section 414(u) of the Code and shall be interpreted in accordance with such intent.

(a)           Make Up of Participant Contributions and Deferred Contributions.  Such Eligible Employee shall be entitled to make contributions under the Plan in addition to any Participant Contributions which the Eligible Employee elects to have made under the Plan pursuant to Section 3.1 (such contributions referred to herein as “Make Up Participant Contributions”), and shall be entitled to make contributions under the Plan in addition to any Deferred Contributions which the Eligible Employee elects to have made under the Plan pursuant to Section 3.3 (such contributions referred to herein as “Make Up Deferred Contributions”). From time to time while employed by an Employer, such Employee may elect to make such Make Up Participant Contributions and Make Up Deferred Contributions during the period beginning on the date of such Employee’s reemployment and ending on the earlier of:

(i)            the end of the period equal to the product of three and such Employee’s period of qualified military service, and

(ii)           the 5th anniversary of the date of such reemployment.

Such Employee shall not be permitted to contribute Make Up Participant Contributions and Make Up Deferred Contributions to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Participant Contributions or Deferred Contributions, as the case may be, if the Eligible Employee had continued in employment with his Employer during such period of qualified military service.  Such Eligible Employee shall be deemed to have earned “Compensation” from his Employer during such period of qualified military service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code.  The manner in which an Eligible Employee may elect to make Make Up Participant Contributions and Make Up Deferred Contributions pursuant to this subsection (a) shall be prescribed by the Committee.

(b)           Make Up of Matching Contributions.  An Eligible Employee who makes Make Up Participant Contributions or Make Up Deferred Contributions as described in subsection (a) shall be entitled to an allocation of Matching Contributions (“Make Up Matching Contributions”) in an amount equal to the amount of Matching Contributions which would have been allocated to the Matching Contribution Account of such Eligible Employee under the Plan if such Make Up Participant Contributions or Make Up Deferred Contributions had been made in the form of Participant Contributions or Deferred Contributions, as the case may be, during the period of such Employee’s qualified military service (as determined pursuant to section 414(u) of the Code). The Eligible Employee’s Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.

Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of qualified military service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 3.5, 5.3 and 5.1 of the Plan (relating to sections 402(g), 404 and 415 of the Code, respectively) for the Plan Year in which such contributions are made.  The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 5.2 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make up contributions made by an Eligible Employee or an Employer pursuant to this Section.

Article 11

Shareholder Rights with Respect to Company Stock

11.1         Voting Rights.  Each Participant who participates in the Company Stock Fund (or, in the event of the Participant’s death, his beneficiary under the Plan) is, for purposes of this Section, hereby designated as a “named fiduciary” (within the meaning of Section 403(a)(1) of ERISA) with respect to a pro rata portion (as hereinafter determined) of the unallocated shares of Company Stock in the Company Stock Fund (and certain allocated shares of Company Stock in the Company Stock Fund as to which timely directions are not received by the Trustee). Such Participant shall have the right to direct the Trustee as to the manner in which shares of Company Stock allocated to his Accounts under the Plan and such other shares of common stock are to be voted on each matter brought before a meeting of the stockholders of the Company as set forth below.

When the Company files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Company shall cause a copy of all materials to be sent simultaneously to the Trustee.  Based on these materials the Trustee shall prepare a voting instruction form.  At the time of mailing of notice of each annual or special stockholders’ meeting of the Company, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to, each Participant with an interest in the Company Stock Fund, together with the foregoing voting instruction form to be returned to the Trustee or its designee.  The form shall show the number of full and fractional shares of Company Stock allocated to the Participant’s respective Accounts.  The Company shall provide the Trustee with a copy of any materials provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.  Upon timely receipt of directions from each Participant, the Trustee shall vote as directed, on each such matter, the number of shares (including fractional shares) of Company Stock allocated to such Participant’s Accounts, and the Trustee shall have no discretion in such matter.  If the Trustee shall not receive timely direction from a Participant as to how shares of common stock allocated to such Participant’s Account in the Company Stock Fund shall be voted, the Trustee shall vote such shares in the same proportion in which the shares held in the Company Stock Fund for which it received timely directions were voted, and the Trustee shall have no discretion in such matter.

For purposes of this Section the shares of Company Stock held in the Company Stock Fund shall be treated as allocated to the Accounts of Participants in proportion to their respective interests in the Company Stock Fund as of the immediately preceding record date for ownership of Corn Products International, Inc. stock for stockholders entitled to vote.  If any shares held in the Company Stock Fund are not allocated to the Accounts of Participants when a matter is brought to the stockholders of the Company for voting, the Trustee shall vote such unallocated shares in the same proportion on each issue in which responding Participants voted the shares allocated to their Accounts in the Company Stock Fund, and the Trustee shall have no discretion in such matter.  Directions from a Participant pursuant to this Section shall be held in confidence by the Trustee and shall not be divulged or released to the Company, or any officer or employee thereof, or any other person.

11.2         Shareholder Rights in the Event of a Tender Offer.  In the event a tender or exchange offer is made for any shares of Company Stock, each Participant who participates in the Company Stock Fund is, for purposes of this Section, hereby designated as a “named fiduciary” (within the meaning of section 403(a)(1) of ERISA) with respect to a pro rata portion (as hereinafter determined) of the unallocated shares of Company Stock in the Company Stock Fund.  Such Participant shall have the right to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer with respect to the shares of Company Stock allocated to his Account in the Company Stock Fund and with respect to a portion of the unallocated shares of Company Stock as set forth below.

Upon commencement of a tender or exchange offer for any securities held in the Trust that are Company Stock, the Company shall notify each Participant with an interest in such securities of the tender or exchange offer and utilize its best efforts to distribute timely or cause to be distributed to the Participant the same information that is distributed to shareholders of the Company in connection with the tender or exchange offer and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether to tender the Company Stock allocated to the Participant’s Accounts. The Company shall provide the Trustee with a copy of any material provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.  Upon timely receipt of directions from each Participant, the Trustee shall respond as directed with respect to such shares of Company Stock allocated to the Participant’s Account in the Company Stock Fund.  The directions received by the Trustee from Participants and beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any affiliate thereof, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons.  If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such tender or exchange offer with respect to shares of Company Stock allocated to the Participant’s Account in the Company Stock Fund, the Trustee shall not tender or exchange such shares of Company Stock, as the case may be, and the Trustee shall have no discretion in such matter.

For purposes of this Section, the shares of Company Stock held in the Company Stock Fund shall be treated as allocated to the Accounts of Participants in proportion to their respective interests in the Company Stock Fund as of the immediately preceding record date for ownership of Company Stock for stockholders entitled to tender.  The Committee may direct the Trustee to make a special valuation of the Company Stock Fund in connection with such tender or exchange offer.  If, for any reason, there are any shares of Company Stock held in the Company Stock Fund which are not allocated to the Accounts of Participants at the applicable time, the Trustee shall respond to such tender or exchange offer with respect to such unallocated shares by tendering or exchanging unallocated shares in the same proportion as the allocated shares held under the Company Stock Fund for which directions were received from Participants are tendered or exchanged, and by not tendering or exchanging the balance of such unallocated shares, and the Trustee shall have no discretion in such matter.

A Participant who has directed the Trustee to tender or exchange some or all of the shares of Company Stock allocated to his Accounts may, at any time prior to the tender or exchange offer withdrawal date, direct the Trustee to withdraw some or all of such tendered or exchanged shares, and the Trustee shall withdraw the directed number of shares from the tender or exchange offer prior to the offer withdrawal deadline.  Prior to the withdrawal deadline, if any shares of Company Stock not allocated to Participants’ Accounts have been tendered or exchanged, the Trustee shall redetermine the number of such securities that would be tendered or exchanged under this section if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender or exchange offer the number of shares of Company Stock to the extent necessary to reduce the amount of such tendered or exchanged securities not allocated to Participant’s Accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or exchange or withdraw that the Participant may give the Trustee.

A direction by a Participant to the Trustee to tender or exchange shares of Company Stock allocated to his Accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares.  The Trustee shall credit to the Account of the Participant from which the tendered or exchanged shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered or exchanged from that Account.  Pending receipt of directions (through the Plan Administrator) from the Participant or the Company as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in such investment fund as specified by the Committee.

11.3         Applicability.  For purposes of this Article, the term “Participant” shall include any beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order on whose behalf an Account has been established under this Plan.

Article 12

Administration

12.1         The Committee.  The Board of Directors shall appoint the Committee which shall consist of at least three members.  The Committee shall be the “administrator” of the Plan within the meaning of section 3(16) of ERISA, and the Company and the Committee each shall be a “named fiduciary” of the Plan under ERISA.  Administration of the Plan shall be the responsibility of the Committee except to the extent that authority to hold the Trust Fund of the Plan has been delegated to the Trustee, in accordance with Section 12.2, and authority to direct the investment and reinvestment of the Trust Fund has been delegated to the Committee.

12.2         Investment Committee.  The Committee may appoint an investment committee of at least three members, to invest, or direct the investment of, such portion of the Trust Fund as the Committee may direct.  If so appointed, the investment committee shall be a “named fiduciary” within the meaning of ERISA to the extent of its responsibilities under the Plan.

12.3         Authority and Duties of the Committee.  The Committee may in its discretion appoint, use or employ accountants, counsel, financial specialists (including investment advisors and investment managers, as defined in ERISA) and such other person or persons (who may be employees of an Employer) as it deems necessary or desirable in connection with the administration or management of this Plan and the Trust Fund.  The reasonable fees of such persons, and any other necessary and proper expenses of the Committee, shall be paid out of the Trust Fund unless such amounts are paid by the Employers.

The Committee shall have the power and discretionary authority to:

(a)           Adopt rules, regulations and procedures with respect to the administration of the Plan;

(b)           Construe this document, the Committee’s interpretation of which in good faith shall be final and binding;

(c)           Correct any defect, supply any omission, or reconcile any inconsistency in this document in that manner and to that extent which the Committee believes is necessary; and

(d)           Resolve all questions which arise under this document, including directions to and questions submitted by the Trustee, any insurer or any other entity holding the assets of the Plan on all matters necessary for it to discharge its powers and duties, and any questions relating to the eligibility of one or more Participants for benefits from the Plan and the amount of such benefits and the manner and form in which such benefits may be paid.

The Committee also shall have sole discretion to delegate (with written notice to the Company and the Trustee) any fiduciary responsibilities to another person, such as the Plan Administrator or an investment manager.  To the extent those responsibilities are delegated, the Committee shall be relieved of liability for acts or omissions of the person or persons to whom responsibilities are delegated, to the fullest extent permitted by law.

Except as it may delegate the power of interpretation as provided herein, the Committee shall have the exclusive authority to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan.  Subject to the claims review procedure established by the Committee, the decisions, actions and records of the Committee shall be conclusive and binding upon the Employers, Participants, and their estates, and any and all persons having, or claiming to have, any rights or interest in or under the Plan.

The Committee shall adopt and implement a policy for the investment of the Trust Fund, including notification to the Trustee (or the investment committee or investment manager, if appointed) of such policy and periodic review of the performance of the Trustee (or the investment committee or investment manager, if appointed) to assure investments consistent with such policy.

12.4         Plan Administrator.  The Committee shall appoint a Plan Administrator who shall be responsible for the daily operation of the Plan within the policies, interpretations and rules made by the Committee.  The Plan Administrator shall also perform such ministerial functions with respect to the Plan as the Committee shall from time to time designate.  The Plan Administrator may (but need not) be a member of the Committee.  The Plan Administrator may resign upon 45 days written notice to the Committee (or shorter notice acceptable to the Committee).  The Committee may, in its sole discretion, remove the Plan Administrator.  The Committee shall have the power to fill a vacancy created by the resignation, removal or death of the Plan Administrator.  The reasonable fees of accountants, counsel or other consultants, the expenses of clerical help, and any other necessary and proper expenses of the Plan Administrator, shall be paid out of the Trust Fund unless such amounts are paid by the Employers.  The Plan Administrator shall report to the Committee from time to time in order that the Plan Administrator’s performance of his duties may be reviewed.

12.5         Review of Fiduciary Responsibility Designations or Allocations.  Each designation or allocation made under Section 12.3 shall also provide that the Committee shall periodically meet with the person or persons to whom the delegation was made to review the performance of the person to whom duties have been delegated.  This review, which may be conducted by all Committee members or by a designated review subcommittee, will permit the Committee to determine whether it should continue the allocation or designation.

12.6         Reliance on Others.  The members of the Committee, the Plan Administrator and the officers and directors of the Company shall be entitled to rely upon all certificates and reports made by any duly appointed accountant, upon all opinions given by any duly appointed legal counsel, and upon such staff or specialists as they may deem necessary or desirable to employ with respect to their responsibilities pursuant to the Plan.  Any one or all of the foregoing appointees may also be currently serving or have served in a similar capacity for an Employer.

12.7         Liability.  Neither the Plan Administrator nor any member of the Committee shall be liable for any act or omission of any other person, nor for any act or omission on his own part, excepting only his own willful misconduct or except as otherwise expressly provided in ERISA.  To the extent permitted by applicable law, each Employer shall indemnify and save harmless each employee, officer or director of such Employer acting as a fiduciary (other than the Trustee) against any and all expenses and liabilities arising out of his fiduciary responsibilities, excepting only expenses and liabilities arising out of his own willful misconduct; and the Company shall indemnify and hold harmless the Plan Administrator for all acts and omissions relating to his duties as Plan Administrator, except those arising out of his willful misconduct. Expenses against which such person may be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.  The Committee, at an Employer’s expense, may settle any such claim asserted or proceeding brought against such person when such settlement appears to be in the best interest of such Employer.  The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

12.8         Claims Procedure.  If any Participant or distributee believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received, he or she may file a claim with the Committee (“a claimant”).  Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the claimant.  The Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written or electronic notice to the claimant of its decision with respect to the claim.  If special circumstances require an extension of time, the claimant shall be notified in writing or electronically (in accordance with the requirements of Department of Labor Regulation section 2520.104b-1(c)(1) or other applicable Regulations), within the initial 90-day period of the extension, and such notice shall describe the circumstances requiring the extension and the expected date by which the Committee will make its determination.  In no event shall such an extension exceed 90 days.  The notice of the decision of the Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary and an explanation of the claim review procedure under the Plan (including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following the final denial of the claim).

The claimant (or his or her duly authorized representative) may request a review by the Committee of any denial of his or her claim by filing with the Committee within 60 days after notice of the denial has been received by the claimant, a written request for such review.  Within the same 60 day period, the claimant may submit to the Committee written comments, documents, records and other information relating to the claim.  Upon request and free of charge, the claimant also may have reasonable access to, and copies of, documents, records and other information relative to the claim.  If a request for review is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request.  If special circumstances require an extension of time, the claimant shall be notified in writing or electronically (in accordance with the requirements of Department of Labor Regulation section 2520.104b-1(c)(1) or other applicable Regulations) within the initial 60-day period of the extension, and such notice shall describe the circumstances requiring the extension and the expected date by which the Committee will make its determination.  In no event shall such an extension exceed 60 days.  If the appeal is wholly or partially denied, the notice of the final decision of the Committee shall be provided to the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information.  The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of his or her right to bring a civil action under section 502(a) of ERISA.

In making determinations as regarding claims for benefits, the Committee shall consider all of the relevant facts and circumstances, including, without limitation, governing Plan documents, consistent application of Plan provisions with respect to similarly situated claimants and any comments, documents, records and other information with respect to a claim submitted by a claimant (a “claimant’s submissions”).  A claimant’s submissions shall be considered by the Committee upon review of any initially denied claim without regard to whether the claimant’s submissions were submitted or considered by the Committee in the initial benefit determination.

Article 13

Participation in Plan by Affiliate

13.1         Adoption by Participating Employers.  Any entity which is an Affiliate may, with the consent of the Company, become a participating Employer in this Plan by adopting the Plan for its Eligible Employees, and by taking such other action as the Company deems necessary or appropriate to become a party to this Plan and trust established hereunder.  The Company and any other participating Employer may, through an amendment to the Plan, designate particular divisions or units thereof which shall be eligible to participate in this Plan.

13.2         Special Provisions for Employees of Acquired Companies.

(a)           In approving the adoption of the Plan or its extension to employees of any organization all or a part of whose business or assets, or both, are acquired by an Employer by merger, purchase or otherwise, the Company shall, subject to applicable law, designate the extent, if any, to which the employees’ employment with predecessor companies prior to the date of such adoption or extension shall be considered in determining their years of Service and the extent, if any, to which benefits with respect to employment prior to the date of such adoption or extension shall be provided under the Plan. Such designations shall be indicated in the applicable schedule of any appendices to this Plan.

(b)           The special provisions referred to in subsection (a) above shall, to the extent applicable, govern as to eligibility for, and amounts of, benefits payable hereunder, the regular provisions of the Plan notwithstanding.

Article 14

Amendment and Termination

14.1         Amendment.  The Board of Directors or the Committee (through action taken by the Board of Directors in accordance with its By-laws) reserves the right at any time to amend, modify or suspend the Plan, any contributions thereunder, the Trust Fund or any contract forming a part of the Plan in whole or in part and for any reason and without the consent of any Participant or beneficiary.

14.2         Termination.  The Plan may be terminated in its entirety at any time by resolution adopted by the Board of Directors.  Any participating Employer may terminate the Plan with respect to its Eligible Employees by withdrawing from participation in the Plan.

14.3         Full Vesting Upon Termination.  Upon a full termination or partial termination of the Plan, each affected Participant shall become 100% vested in the balance of such Participant’s Accounts under the Plan.

14.4         Segregation of Trust.  In the event of a partial termination of the Plan, or the withdrawal therefrom by a participating Employer, the Committee shall determine the portion of the Trust Fund allocable to the affected Participants.  The Trustee shall select the assets to be withdrawn or segregated and its valuation of them for that purpose shall be conclusive.  All assets of the Plan withdrawn or segregated under this provision shall be placed in a separate trust fund as directed by the Committee.

14.5         Committee Determination Conclusive.  The Committee’s determination as to the persons to be provided for, the amounts allocated, or any other material facts shall be conclusive and binding upon the Trustee and all claimants to any interest in the Plan.

Article 15

Top-Heavy Provisions

15.1         Definitions.  For purposes of this Article 15, the following terms shall have the following meanings:

(a)           “Determination Date” means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.

(b)           “Key Employee” means a Participant or former Participant who is a “key employee” as defined in section 416(i) of the Code.  “Key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of an Employer having annual compensation greater than $150,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2008), a 5-percent owner of an Employer, or a 1-percent owner of an Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code; provided, however, with respect to a nonresident alien who is not a Participant in the Plan, annual compensation shall not include any amounts paid to such nonresident alien which are (i) excludable from gross income and (ii) not effectively connected with the conduct of a trade or business within the United States.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)           “Permissive Aggregation Group” means, with respect to a given Plan Year, this Plan and all other plans of the Company which may be aggregated in accordance with section 416(g)(2)(A)(ii) of the Code.

(d)           “Present Value of Accounts” means, as of a given Determination Date, a Participant’s Account balance under the Plan as of such Valuation Date.  The determination of the Present Value of Accounts shall take into consideration distributions made during the Plan Year ending on the Determination Date and the four preceding years.

(e)           “Required Aggregation Group” means with respect to a given Plan Year, this Plan and all other plans of the Company which, in the aggregate, meet the requirements of the definition contained in section 416(g)(2)(A)(i) of the Code.

(f)            “Top-Heavy” means, with respect to the Plan for a Plan Year:

(1)           that the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Participants; or

(2)           the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group, unless the Plan or such

Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

(g)           “Top-Heavy Group” means, with respect to a given Plan Year, a group of Plans of the Company which, in the aggregate, meet the requirements of the definition contained in section 416(g)(2)(B) of the Code.

15.2         Adjustments for Top-Heavy Years.  Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

(a)           The minimum Employer contribution during the Plan Year on behalf of a Participant who is not a Key Employee shall be equal to the lesser of (1) 3% of such Participant’s compensation (within the meaning of section 415 of the Code); or (2) the percentage of compensation at which Company contributions (including Company contributions attributable to a salary reduction arrangement) are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest.

(b)           In the case of a Participant under this Plan who is not a Key Employee and who also participates in a defined benefit pension plan of the Company which is included in the Aggregation Group, the provisions of subsection (a) above shall be inapplicable, and such defined benefit pension plan shall provide for a defined benefit minimum pension benefit in accordance with section 416(c)(l) of the Code.

(c)           In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article 15 are no longer necessary for the Plan to meet the requirements of section 401 (a) of the Code or other applicable law then in effect, such limitations shall become void and shall no longer apply, without requiring amendment of the Plan.

15.3         The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “1-year period.”  The accrued benefits and accounts of any individual who has not performed services for an Employer during the 1-year period ending on the Determination Date shall not be taken into account.  Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to Matching Contributions under the Plan.  Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

Article 16

General Provisions

16.1         Limitation of Rights.  The Trust Fund shall be the sole source of benefits under this Plan, and each Participant or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for such payment or benefit, and shall not have any right, claim or demand therefor against the Company, an Employer, or any officer or director of the Company or an Employer.

16.2         No Right to Employment.  Nothing herein contained shall be deemed to constitute a contract of employment between any Employer and any Employee, to give any Employee the right to be retained in the employment of any Employer, or to interfere with the rights of an Employer to discharge any Employee at any time.

16.3         Payments Due to Missing Participants.  If the Trustee or the Company is unable to make payment to any person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such person, and if more than six years after such payment is due, a notice of payment so due is mailed by the Company to the last known address of such person as shown on the records of the Company and within three months after such mailing such person has not made written claim therefor, the Company may direct that such payment and all remaining payments otherwise due to such person be cancelled. Furthermore, no amount shall be cancelled under this Section unless the Plan Administrator verifies to the Committee that he has furnished to such Participant, when the Participant first became entitled to receive a distribution from his Account, an individual statement setting forth the nature, amount and form of the nonforfeitable amounts to which the Participant is entitled.  Any amount so cancelled shall be restored by the Company if and when the same shall be claimed by such person entitled to receive it.

16.4         Transfer to an Affiliate.  In the case of any individual who becomes a Participant and who was an employee of an Affiliate, the Plan and the Trustee may permit a transfer of such individual’s accrued benefit, if any, directly into the Trust from such other trust.

16.5         Election Made Through Telephone System.  Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system as the Committee may designate from time to time.  Each Participant shall have a personal identification number or “PIN” for purposes of executing transactions through such Benefits Express interactive telephone system, and entry by a Participant of his PIN shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of such interactive telephone system, including but not limited to enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and consenting to a withdrawal or distribution. Any election made through such interactive telephone system shall be considered submitted to the Committee on the date it is electronically transmitted.

16.6         Merger or Consolidation with Another Plan.  The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan or entity unless each Participant would, if the surviving plan or entity were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

16.7         Company Action.  Any action to be taken hereunder by the Company shall be taken by the Board of Directors, or by such officer or officers of the Company which power to take action under this Plan has been delegated by the Board of Directors.

16.8         Headings.  The headings of the Sections in this Plan are used for reference only and in the case of any conflict the text of the Plan, rather than such headings, shall control.

16.9         Gender and Plurals.  Masculine pronouns include the feminine as well as the masculine gender, and words used in the singular include the plural, wherever appropriate.

16.10       Construction.  The Plan shall be construed, regulated, and administered in accordance with the laws of the State of Illinois, except to the extent superseded by the Code or ERISA.

Executed on the 12th day of June, 2008

CORN PRODUCTS INTERNATIONAL, INC.

		By:	/s/ James J. Hirchak
		Title:	Vice President, Human Resources
ATTEST:

By:	John T. Surowiec
Title:	Director - Benefits